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                                                                   EXHIBIT 99.9

                         LUMONICS INC. (THE "COMPANY")

STOCK OPTION GRANTED TO ____________________________________ (THE "OPTIONEE")


Subject to the following terms and conditions, the Company hereby grants to the "Optionee" on May 11, 1994 (the "Date of Grant"), the right and option (the "Option) to purchase from the Company ____________ Common Shares of the Company without nominal or par value (the "Option Shares"), at a purchase price for each of the Option Shares of Four Dollars ($4.00) (the "Options Price").

1.       Purchase of Shares
         ------------------

         Subject to the provisions hereof, this Option shall be exercisable at any time or from time to time by the Optionee giving a written notice in accordance with the provisions of Paragraph 14 hereof and in the form attached hereto as Schedule "A".

         Such notice shall specify the number of Option Shares in respect of which this Option is being exercised and shall accompanied by payment in full, in cash or by certified cheque, of the purchase price for the number of Options Shares specified therein. Only full shares may be specified. Upon any such exercise of this Option as aforesaid, the Company shall forthwith cause the transfer agent and registrar of the Company to issue a stock certificate or certificates in the name of the Optionee or, if applicable, a trustee or legal representative, representing in the aggregate such number of Option Shares as the Optionee shall have then paid for and as are specified in such notice writing.

2.       Exercise Period
         ---------------

         Twenty-five percent (25%) of the total number of Option Shares shall vest and will become exercisable on each of the first, second, third and fourth anniversaries of the Date of Grant; provided that subject to
         Section 6, in no event shall this Option be exercisable so long as the Company is a Private Company. For the purpose of this Option the Company shall be deemed to be a Private Company if it has not completed an initial public offering of its Common Shares by way of a final prospectus filed pursuant to the securities laws of the Province of Ontario and such other jurisdictions as the Board of Directors of the Company may determine (the "IPO"). Any portion of this Option that becomes exercisable pursuant to this paragraph shall be exercisable in whole or in part, at any time or from time to time up to, but not after, the 10th anniversary of the Date of Grant or 6 years from the date of the IPO, whichever is sooner (the "Exercise Period").
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3.       Termination of Employment
         -------------------------

         The following shall apply in the event that the employment of the Optionee is terminated on a date prior to the expiration of the Exercise Period (the "Termination Date").

         (i) If the cause of termination is the voluntary retirement or dismissal for cause of the Optionee and on the Termination Date the Company is a Private Company, this Option shall terminate as at such date. If on the Termination Date the Company has ceased to be a Private Company, this Option shall terminate 30 days following such date prior to which date the Optionee may exercise all or any part of this Option that has vested and is exercisable in accordance with the provisions of Paragraph 2 hereof.

         (ii) If the cause of termination is the death of the Optionee or is other than the voluntary retirement or dismissal for cause of the Optionee and on the Termination Date the Company: (a) is a Private Company, this Option shall terminate as at such date: or (b) has ceased to be a Private Company, the Option in respect of all unexercised Option Shares whether or not vested shall be deemed to be exercisable for a period of 120 days following the Termination Date, after which period this Option shall terminate.

4.       Termination
         -----------

         If, at the closing of business on December 31, 1998, the Company is a Private Company, this Option shall terminate as at such date.

5.       Bonus
         -----

         The Company shall pay the Optionee or the Optionee's estate a bonus (the "Bonus") within 90 days of the occurrence of either, but not both, of the following events (the "Bonus Event"):

         (i) the employment of the Optionee by the Company is terminated on a date prior to the expiration of the Exercise Period if the cause of termination is the death of the Optionee or is other than the voluntary retirement or dismissal for cause of the Optionee and on such Termination Date the Company is a Private Company;

         (ii) the Company is a Private Company as at the close of business on December 31, 1998.

         The Bonus shall be calculated as at the last day of the last completed fiscal quarter of the Company (the "Calculation Date") and shall be equal to the Adjusted Share Value per Share of the Company's Common Shares multiplied by:
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     (a)  If the Bonus Event is as set out in sub-paragraph (i) the number of
          Option Shares in respect of which the Optionee's Option could have been exercised if, on the Termination Date, the Company had ceased to be a Private Company;

     (b) If the Bonus Event is as set out in sub-paragraph (ii) an amount equal to the total number of Option Shares.

     For the purpose of this Section "Adjusted Share Value Per Share" shall be equal to:

                         (A) - ($218,000) x B) - $3.89
                         ---------------------
                                       C

     where:

     A is total shareholders equity of the Company (including retained earnings) as at the Calculation Date;

     B is the number of fiscal quarters of the Company from but excluding December 31, 1993 to and including the Calculation Date; and

     C is the number of outstanding Common Shares of the Company outstanding on the Calculation Date.

     In the event of a subdivision, redivision, consolidation or change of the Common Shares of the Company into a greater or lesser number of shares, the definition of "Adjusted Share Value Per Share" as set out herein shall be amended to reflect such change.

     In the event of a dispute arising out of the paragraph 5, the matter shall be determined by the Company's auditors whose decision shall be binding on all parties.

6.   Initial Public Offering
     -----------------------

     The Optionee shall have the right, together with other shareholders of the Company, to participate in any secondary offering that forms part of the IPO. The maximum number of shares the Optionee may sell in any such offering shall be 25% of the Options Shares. Accordingly, for this purpose only, and notwithstanding Paragraph 2, 25% of the Option Shares shall be deemed to be vested and exercisable on the same date on which the completion of any such IPO occurs; provided that nothing in this Paragraph 6 shall be construed as accelerating the vesting date of the balance of the Option Shares which are the subject matter of this Option.
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7.   No Obligation to Purchase
     -------------------------

     Nothing herein contained or done pursuant hereto shall obligate the Optionee to purchase and/or pay for any Option Shares except those Option Shares in respect of which the Optionee shall have exercised this Option in the manner herein provided.

8.   Reorganization and Recapitalization
     -----------------------------------

     In the event of any subdivision, redivision or change of the Common Shares of the Company at any time prior to the Expiry Date into a greater number of shares, the Company shall deliver at the time of any exercise thereafter of this Option such additional number of shares as would have resulted from such subdivision, redivision or change is such exercise of this Option had been prior to the date of such subdivision, redivision or change.

     In the event of any consolidation or change of the Common Shares of the Company at any time prior to the Expiry Date into a lesser number of shares, the number of shares deliverable by the Company on any exercise thereafter of this Option shall be reduced to such number of shares as would have resulted from such consolidation or change if such exercise of this Option had been prior to the date of such consolidation or change.

9.   Administration
     --------------

     The Compensation Committee of the Board of Directors of the Company (the "Committee") shall have the power to interpret and construe the terms and conditions of this Option. Any determination by the Committee shall be final and conclusive on all persons affected thereby, unless otherwise determined by the Board of Directors, and in any such event such determination of the Board of Directors shall be final and conclusive.

10.  Employment Non-Contractual
     --------------------------

     Nothing is this Option shall be construed as conferring upon the Optionee any right to continue in the service of the Company or any subsidiary of the Company.

11.  Rights as a Shareholder
     -----------------------

     The Optionee shall not have any rights as a shareholder with respect to any Options Shares issuable upon exercise of this Option until this Option has been validly exercised and the purchase price for such Option Share has been paid in full.
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12.      Nontransferability
         ------------------

         This Option may not be assigned or transferred. This Option will be exercisable during the lifetime of the Optionee only by the Optionee. In the event of the death of an Optionee, the legal personal representative(s) of the deceased Optionee may exercise all or part of this Option in accordance with the provisions of Paragraph 3(ii) hereof.

13.      Release of Rights Under Long Term Incentive Plan
         ------------------------------------------------

         In consideration of the Option hereby granted the Optionee hereby surrenders to the Company all of the Optionee's rights under the Company's Long Term Incentive Plan and the Optionee hereby releases and discharges the Company from all claims and demands of the Optionee arising from or with respect to the said plan.

14.      Notices
         -------

         All written notices to be given by the Optionee to the Company may be delivered personally or by registered mail postage prepaid addressed as follows:

                              Lumonics Inc.
                              Attn:  Corporate Secretary
                              105 Schneider Road
                              Kanata, Ontario  K2K 1Y3

         The foregoing address shall be deemed to be changed upon any change in premises of the executive offices of the Company.

15.      Corporate Action
         ----------------

         Nothing contained herein shall be construed so as to prevent the Company or any subsidiary of the Company from taking corporate action which is deemed by the Company or the subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Option.

16.      Government Regulation
         ---------------------

         The Company's obligation to issue and deliver Common Shares under this Option is subject to:

         (a) the satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof, including shareholder approval, if required;
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     (b)  the admission of such Common Shares to listing on any stock exchange on which Common Shares may then be listed; and

     (c) the receipt from the Optionee of such representations, agreements and undertakings as to future dealings in such Common Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities law of any jurisdiction.

     In this connection, the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities law and for the listing of such Common Shares on any stock exchange on which such Common Shares are then listed.

17.  Amendment and Discontinuance
     ----------------------------

     The Committee shall have the right to amend or modify this Options or to terminate this Option at any time without notice provided that the Optionee's right are not thereby materially adversely affected and subject to any approvals required under the applicable rules of any stock exchange upon which the Common Shares of the Company are or may be listed.

18.  Governing Law
     -------------

     This Option shall be governed by and construed in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF the Company has caused this Option to be executed by its duly authorized officer as of the 11th day of May, 1994.

                                           LUMONICS INC.

                                           Per:         "R.J. Atkinson"
                                               ----------------------------
                                               Chairman and Chief Executive
                                                Office

I hereby acknowledge receipt of this stock option granted to me as of the ______ of _______ and agree to be bound by the terms hereof.

                                                       By:___________________
                                                           Optionee
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                                 SCHEDULE "A"
                                 ------------


                             ELECTION TO PURCHASE


TO:  The Corporate Secretary of Lumonics Inc.

     Pursuant to the terms of the stock option granted to me on May 11, 1994 (the "Date of Grant"), I hereby elect to purchase ______________ Common Shares of Lumonics Inc. which were the subject of such stock option.

     Enclosed is payment in full of the Option Price for the number of shares indicated above.


                                                  ______________________________
                                                  (Printed Name)


Dated:                                            ______________________________
                                                  Signature)

NOTE:    This election must be received by Lumonics Inc. no later than the end of the Exercise Period.
 ................................................................................

PLEASE TYPE OR PRINT THE FOLLOWING:

Name as it will appear on share certificate:    ________________________________

Residence Address:                              _______________________________

                                                ________________________________
 ................................................................................

DO NOT WRITE IN THE FOLLOWING SECTION:

Date election form received: _______________________

Approval to issue share certificate for ___________ Common Shares authorized by:


Date: _____________________   __________________________________________________
                              (Corporate Secretary or other Authorized Official)